CUSIP No. 89903 T 10 7	Page 6 of 7

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Tudou Holdings Limited.

EXECUTED this 13th day of February, 2013

GENERAL CATALYST GROUP IV, L.P.

By:	GENERAL CATALYST PARTNERS IV, L.P. its General Partner

	By:	GENERAL CATALYST GP IV, LLC its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member and CFO

GC ENTREPRENEURS FUND IV, L.P.

By:	GENERAL CATALYST PARTNERS IV, L.P. its General Partner

	By:	GENERAL CATALYST GP IV, LLC its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member and CFO

GENERAL CATALYST PARTNERS IV, L.P.

By:	GENERAL CATALYST GP IV, LLC its General Partner

	By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member and CFO

CUSIP No. 89903 T 10 7	Page 7 of 7

GENERAL CATALYST GP IV, LLC

By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member and CFO

/s/ Joel E. Cutler
Joel E. Cutler

/s/ David P. Fialkow
David P. Fialkow

/s/ David J. Orfao
David J. Orfao